Exhibit 99.1

Newmark Appoints Kyle Lutnick as Chief Strategy Officer

NEW YORK, NY (May 22, 2026) — Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or “the Company”), a leading commercial real estate advisor and service provider to large institutional investors, global corporations, and other owners and occupiers, today announced the appointment of Kyle S. Lutnick as Chief Strategy Officer.

In the newly created role, Mr. Lutnick will, together with management, help shape the firmwide strategic and transformation agenda, including data, artificial intelligence (“AI”) and technology matters, and strategic account and platform growth. Mr. Lutnick will report to Luis Alvarado, Chief Operating Officer.

“As Newmark continues to deliver broad-based growth and expand its global capabilities, we continue to see meaningful opportunities to build on Newmark’s trajectory through strategic investment in operational capabilities that enhance collaboration, improve efficiency and further differentiate our service offering globally,” said Barry Gosin, Chief Executive Officer. "Kyle's service on Newmark's Board of Directors has demonstrated his strong ability to identify growth opportunities and bring innovative thinking to our business.”

As part of the creation of the Chief Strategy Officer role, Newmark established a management-level Strategy Committee comprised of senior leaders. Additionally, Mr. Lutnick will sit on the Company’s Executive Committee.

“Kyle’s understanding and commitment to enhancing the client outcomes we deliver make him well suited to join our leadership team as we continue to accelerate our position as the fastest-growing commercial real estate services firm since 20111,” stated Alvarado.

“I am honored to step into this role at such an exciting time,” said Lutnick. “Newmark has built a dynamic global platform with market-leading talent, and I look forward to building on that momentum by leveraging data and enhancing technology to deliver meaningful results for our clients.”

Mr. Lutnick will continue to serve on Newmark’s Board of Directors, a role he has held since February 2025. He is also Executive Vice Chairman of Cantor Fitzgerald, L.P. (“Cantor”) and is expected to continue to provide services to Cantor Fitzgerald Securities and other Cantor businesses. He previously served as Global Managing Director of Knotel, Inc., Newmark’s flexible office and workspace business, and was part of Newmark’s retail advisory team in New York City. Lutnick is a graduate of Stanford University.

[1]	Newmark’s 2011 revenues are based on unaudited full year 2011 revenues for Newmark & Company Real Estate, Inc. The peers included in the 2011- 2025 average are U.S. tickers CBRE, CIGI, JLL, MMI, and WD, (in USD) and U.K. ticker symbol SVS (in GBP). In addition, U.S. ticker CWK did not report revenues for periods before 2015 and is therefore excluded.

Newmark Appoints Kyle Lutnick as Chief Strategy Officer

About Newmark

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leader in commercial real estate, seamlessly powering every phase of the property life cycle. Newmark’s comprehensive suite of services and products is uniquely tailored to each client, from owners to occupiers, investors to founders, and startups to blue-chip companies. Combining the platform’s global reach with market intelligence in both established and emerging property markets, Newmark provides superior service to clients across the industry spectrum. For the twelve months ended March 31, 2026, Newmark generated revenues of more than $3.4 billion. As of March 31, 2026, Newmark and its business partners together operated from over 185 offices with more than 9,600 professionals across four continents. To learn more, visit nmrk.com or follow @newmark.

Discussion of Forward-Looking Statements about Newmark

Statements in this document regarding Newmark that are not historical facts are "forward-looking statements" that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company's business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark's Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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Press Contact:

Deb Bergman

t 303-260-4307

deb.bergman@nmrk.com

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Investor Contacts:

Jason McGruder
Shaun French

t 212-829-7124

investors@nmrk.com